Exhibit 99.1

NEWS RELEASE

Media contact:	Michael J. Olsen, Sr. Vice President of Corporate Communications, (701) 451-3580 or (866) 410-8780
Investor contact:	Loren Hanson, Manager of Investor Relations, (218) 739-8481 or (800) 664-1259

For release:	November 4, 2013	Financial Media

Otter Tail Corporation Announces Third Quarter Earnings and Narrows 2013 Earnings Guidance; Board of Directors Declares Quarterly Dividend

FERGUS FALLS, Minnesota - Otter Tail Corporation (NASDAQ: OTTR) today announced financial results for the quarter ended September 30, 2013.

Summary:

●	Consolidated revenues from continuing operations were $229.8 million compared with $215.3 million for the third quarter of 2012.
●	Consolidated net income and diluted earnings per share from continuing operations totaled $14.8 million and $0.41, respectively, compared with $4.8 million and $0.13 for the third quarter of 2012.
●
Consolidated net income for the third quarter of 2012 includes a $7.9 million ($0.22 diluted earnings per share) after-tax charge related to the July 13, 2012 early retirement of the corporation’s then outstanding $50 million, 8.89% Senior Unsecured Note due November 30, 2017.

●
Consolidated net income and diluted earnings per share from continuing and discontinued operations totaled $15.1 million and $0.42, respectively, compared with $1.9 million and $0.05 per share for the third quarter of 2012.

●	The corporation is narrowing its earnings guidance range to $1.38 to $1.50 per diluted share from its previously issued guidance of $1.30 to $1.50 per diluted share.

CEO Overview
“Strong third quarter results from our Manufacturing and Infrastructure businesses under Varistar continue to reflect execution of our strategic direction,” said Otter Tail Corporation President and CEO Jim McIntyre. “These businesses are seeing the benefits of a more “hands-on” approach to improving operational excellence, and a committed focus on execution.

“Sales and net income in our Electric segment were lower in this year’s third quarter, impacted by weather and higher general and administrative expenses. These anomalies do not reflect the growing earnings power of our utility as it continues to successfully execute its rate base growth strategy. The utility’s significant environmental upgrades and transmission projects continue on schedule and within budget.

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“In our Construction segment, Foley, our mechanical and prime contractor on industrial projects, continues to improve profitability, generating positive net income compared to a significant loss in the same quarter last year. Aevenia, our electrical contractor, reported positive net income in the third quarter of 2013, after being hampered by delays resulting from adverse weather throughout the Midwest in the first half of 2013.

“Earnings from our Manufacturing segment were up 55% compared with third quarter 2012 mainly as a result of increased sales and research and development tax credits earned at BTD Manufacturing.

“Our Plastics segment, which includes PVC pipe manufacturers Northern Pipe Products and Vinyltech, continues with its exceptional performance as robust sales volume has partially mitigated a reduction in margins compared with third quarter 2012. Sales volume from our Vinyltech plant in Arizona increased 21% over third quarter 2012 sales. Northern Pipe Products’ sales volume improved 5% over the third quarter of 2012.

“As a result of our overall improved outlook, and a further indication of reducing risk across our mix of businesses, all three rating agencies have recently upgraded their ratings or outlooks for both Otter Tail Corporation and Otter Tail Power Company.

“Based on strong third quarter and year-to-date results from our Manufacturing and Infrastructure businesses under Varistar, and the continued execution of the utility’s rate base growth strategy, we are narrowing our earnings guidance for 2013 diluted earnings per share from continuing operations to a range of $1.38 to $1.50.”

Cash Flow from Operations, Liquidity and Financing
The corporation’s consolidated cash flow from continuing operations for the nine months ended September 30, 2013 was $95.8 million compared with $100.7 million for the nine months ended September 30, 2012. The following table presents the status of the corporation’s lines of credit as of September 30, 2013:

(in thousands)	Line Limit	In Use on September 30, 2013	Restricted due to Letters of Credit	Available on September 30, 2013
Otter Tail Corporation Credit Agreement	$150,000	$--	$680	$149,320
Otter Tail Power Company Credit Agreement	170,000	40,335	1,189	128,476
Total	$320,000	$40,335	$1,869	$277,796

Otter Tail Power Company used line of credit borrowings in the third quarter of 2013 to fund portions of its significant expenditures for the construction of Big Stone Plant’s new air quality control system (AQCS) and for two major CapX2020 transmission lines being constructed in Minnesota and the eastern Dakotas.

Otter Tail Power Company entered into a Note Purchase Agreement for the private placement of $150 million of senior unsecured debt on August 14, 2013, priced as follows:

Principal Amount	Term	Rate
$60 million	15 years	4.68%
$90 million	30 years	5.47%

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Proceeds from the issuance, scheduled to fund on February 27, 2014, will be used for planned construction program expenditures, to pay down Otter Tail Power Company’s line of credit borrowings and to retire early its $40.9 million unsecured term loan included in long-term debt.

On October 7, 2013 Moody’s Investors Service (Moody’s) changed its rating outlook for Otter Tail Corporation to positive from stable, reflecting management’s continued strategy to realign and simplify its non-regulated activities to reduce business risk and its renewed focus on the regulated utility enhancing the corporation’s overall financial performance. At the same time, Moody’s changed its rating outlook for Otter Tail Power Company to stable from negative, prompted by the utility’s reduced capital expenditure program related to its Big Stone Plant AQCS project, and supportive regulatory environments.

On October 29, 2013 both the Otter Tail Corporation and the Otter Tail Power Company credit agreements were amended to extend the expiration dates by one year from October 29, 2017 to October 29, 2018.

Board of Directors Declared Quarterly Dividend
On November 4, 2013 the corporation’s Board of Directors declared a quarterly common stock dividend of $0.2975 per share. This dividend is payable December 10, 2013 to shareholders of record on November 15, 2013.

Segment Performance Summary
Electric
Electric revenues and net income were $86.3 million and $8.8 million, respectively, compared with $88.6 million and $10.2 million for the third quarter of 2012. Electric retail revenues decreased $1.9 million as a result of:
●
a $1.1 million decrease in Fuel Clause Adjustment revenues and fuel and purchased power costs recovered in base rates as a result of a 7.3% reduction in fuel costs per kilowatt-hour (kwh) generated at Otter Tail Power Company’s steam-powered and combustion turbine generators in combination with a 2.0% decrease in retail kwh sales,

●
a $1.0 million decrease in revenues related to the 2.0% decrease in retail kwh sales due, in part, to milder weather as evidenced by a decrease in both heating and cooling degree days of 29.0% and 15.3%, respectively, between the quarters, and

●
a $1.0 million decrease in various environmental, renewable, regulatory and conservation cost recovery related revenues driven by commensurate increases in other revenues or reductions in costs that are components of these alternative revenue recovery mechanisms, offset by:
●	a $1.2 million increase in Transmission Cost Recovery Rider revenues resulting from increased investment in transmission lines.

Other electric operating revenues decreased $0.4 million mainly as a result of a reduction in revenues from electric construction work completed for other regional utilities.

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Fuel costs decreased $1.8 million as a result of a 7.3% decrease in the cost of fuel per kwh generated combined with a 1.7% decrease in kwhs generated from Otter Tail Power Company’s steam-powered and combustion turbine generators. The decrease in the average cost of fuel per kwh of generation reflects a 10.8% decrease in the cost of fuel per kwh generated at Otter Tail Power Company’s Big Stone Plant and a 5.0% decrease in the cost of fuel per kwh generated at Otter Tail Power Company’s Hoot Lake Plant as a result of reductions in contracted coal prices.

The cost of purchased power for retail sales increased $0.6 million as a result of an 8.3% increase in kwhs purchased, partially offset by a 1.4% decrease in the cost per kwh purchased. The increase in kwhs purchased made up for a decrease in kwhs generated from company-owned plants to serve retail customers.

Electric operating and maintenance expenses increased $2.2 million mainly due to the following:
●
a $1.0 million increase in Midcontinent Independent System Operator, Inc. (MISO) transmission tariff charges related to increasing investments in regional CapX2020 and MISO-designated Multi-Value transmission projects,

●
a $0.9 million increase in general and administrative expenses, mostly related to a $0.7 million increase in corporate costs allocated to the Electric segment due, in part, to changes in allocation factors resulting from the corporation’s recent divestitures, and

●	a $0.3 million increase in property tax expense related to higher property value assessments in Minnesota and South Dakota.

Electric segment interest charges decreased $0.9 million in third quarter 2013 compared with third quarter 2012 as a result of an increase in capitalized interest expense related to the construction of the new AQCS at Big Stone Plant and as a result of Otter Tail Power Company’s $40.9 million debt refinancing on March 1, 2013.

Other income increased by $0.7 million due to an increase in allowance for equity funds used during construction (AFUDC) related to costs incurred in the construction of the new AQCS at Big Stone Plant.

Income tax expense decreased $0.4 million mainly as a result of a $1.8 million decrease in income before income taxes.

Manufacturing
Manufacturing revenues and net income were $49.3 million and $3.0 million, respectively, compared with $46.6 million and $1.9 million for the third quarter of 2012.
●
At BTD, revenues increased $2.3 million as a result of higher sales volume due to increased demand from customers in end markets serving the recreational equipment and agricultural industries. BTD’s net income increased $0.8 million as a result of the increase in sales revenue and the recording of $0.5 million in research and development tax credits recorded in conjunction with the filing of the corporation’s 2012 extended federal tax return. The Research and Development Tax Credit expired at the end of 2011 and had not been extended as of December 31, 2012. The American Taxpayer Relief Act of 2012, signed into law on January 2, 2013, extended the credits retroactively through the end of 2013.

●	At T.O. Plastics, revenues increased by $0.4 million and net income increased $0.2 million as a result of increases in product sales and tooling revenues.

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Construction
Construction revenues and net income were $47.5 million and $1.8 million, respectively, compared with revenues of $37.9 million and a net loss of $1.3 million for the third quarter of 2012.
●
Foley revenues increased $15.6 million and Foley recorded $0.8 million in net income in the third quarter of 2013 compared to a net loss of $2.5 million for the third quarter of 2012 resulting from cost overruns and losses incurred on certain major projects in progress in the third quarter of 2012. In the third quarter of 2013, Foley recognized more revenue on several large projects initiated in 2012.

●
Aevenia’s revenues decreased $6.0 million while its net income decreased by $0.2 million quarter over quarter. The decline in revenue is a result of a strategic reduction in the volume of telecommunications jobs pursued in 2013 and a delay in securing and initiating new substation construction. Also, Aevenia’s third quarter 2012 results included revenues of $1.7 million and net income of $0.1 million from Moorhead Electric, Inc., an Aevenia subsidiary that was sold in October 2012.

Plastics
Plastics revenues and net income were $46.7 million and $3.4 million, respectively, compared with $42.2 million and $3.3 million for the third quarter of 2012. The $4.5 million increase in revenue is the result of a 12.1% increase in pounds of PVC pipe sold, partially offset by a 1.4% decrease in the price per pound of pipe sold. Sales volume increased as construction and housing markets continued to improve in the South Central and Southwest regions of the United States and construction activity increased in the North Central United States as favorable weather allowed contractors to make up for a slow start due to a colder and wetter spring in 2013. The revenue increase was more than offset by a $5.8 million increase in the cost of PVC pipe sold due to the increased sales volume in combination with a 5.5% increase in the cost per pound of PVC pipe sold related to higher PVC resin costs driven by high global demand and an increase in the cost of ethylene, a key ingredient in the production of PVC resin.

Corporate
Corporate expenses, net-of-tax, decreased $7.2 million, which reflects a $7.9 million after-tax charge incurred in the third quarter of 2012 related to the July 13, 2012 early retirement of the corporation’s then outstanding $50 million, 8.89% Senior Unsecured Note due November 30, 2017. The decrease related to the 2012 debt-retirement premium was partially offset by increases in employee benefit expenses and higher insurance costs.

Discontinued Operations
Disposals and settlements of remaining assets and liabilities of discontinued operations resulted in $0.3 million in net income from discontinued operations in the third quarter of 2013 compared to a net loss of $2.9 million in the third quarter of 2012, reflecting operating losses of $2.1 million at our wind tower manufacturing business and $0.8 million at our waterfront equipment manufacturing business.

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2013 Business Outlook

The corporation is narrowing its consolidated earnings per share from continuing operations guidance for 2013 to be in the range of $1.38 to $1.50 from its previous guidance of $1.30 to $1.50. This guidance reflects the current mix of businesses owned by the corporation and considers the cyclical nature of some of the corporation’s businesses.

Segment components of the corporation’s 2013 earnings per share guidance range are as follows:

	Previous 2013 EPS Guidance		Current 2013 EPS Guidance
	Low	High	Low	High
Electric	$1.02	$1.06	$1.02	$1.04
Manufacturing	$0.27	$0.31	$0.30	$0.33
Construction	$0.01	$0.05	$0.03	$0.05
Plastics	$0.31	$0.35	$0.35	$0.37
Corporate	$(0.31)	$(0.27)	$(0.32)	$(0.29)
Total – Continuing Operations	$1.30	$1.50	$1.38	$1.50

Contributing to the earnings guidance for 2013 are the following items:

●	The corporation is narrowing its previous 2013 guidance for its Electric segment based on third quarter 2013 results and current expectations for fourth quarter earnings.

●	The corporation is increasing and narrowing the range of its previous 2013 guidance for its Manufacturing segment reflecting the following factors:
o
Increasing productivity improvements and better than expected third quarter results at BTD, combined with the expectation of recording additional research and development tax credits for the 2013 tax year in the fourth quarter of 2013.

o	Stronger than expected third quarter sales at T.O. Plastics, combined with a reduction in expected labor costs.
o	Backlog for the manufacturing companies is approximately $47 million for 2013 compared with $45 million one year ago.

●
The corporation is narrowing the range of its previous 2013 guidance for its Construction segment. Segment net income is expected to be higher in 2013 than 2012 due to improved cost control processes in construction management and selective bidding on projects with the potential for higher margins. Foley’s performance on certain large projects negatively impacted 2012 results. These projects were substantially completed in 2012 and Foley’s internal bidding and estimating project review procedures have been improved such that the corporation expects Foley to be profitable in 2013. The change in guidance from the second quarter in this segment is also due to improved business conditions at Aevenia. Backlog in place for the construction businesses is $34 million for 2013 compared with $39 million one year ago.

●	The corporation is increasing and narrowing the range of its previous 2013 guidance for its Plastics segment based on the strength of its performance through the first nine months of 2013.

●	The corporation now expects a minor increase in corporate general and administrative costs in the fourth quarter of 2013 and has adjusted its previous 2013 guidance accordingly.

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CONFERENCE CALL AND WEBCAST
The corporation will host a live webcast on Tuesday, November 5, 2013, at 10:00 a.m. CT to discuss the corporation’s financial and operating performance.

The presentation will be posted on the corporation’s website before the webcast. To access the live webcast go to www.ottertail.com/presentations.cfm and select “Webcast”. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the webcast. An archived copy of the webcast will be available on our website shortly following the call.

If you are interested in asking a question during the live webcast, the Dial-In Number is: 877-312-8789.

Risk Factors and Forward-Looking Statements that Could Affect Future Results
The information in this release includes certain forward-looking information, including 2013 expectations, made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the corporation believes its expectations are based on reasonable assumptions, actual results may differ materially from those expectations. The following factors, among others, could cause actual results for the corporation to differ materially from those discussed in the forward-looking statements:

●	Federal and state environmental regulation could require the corporation to incur substantial capital expenditures and increased operating costs.

●
Volatile financial markets and changes in the corporation’s debt ratings could restrict its ability to access capital and could increase borrowing costs and pension plan and postretirement health care expenses.

●
The corporation relies on access to both short- and long-term capital markets as a source of liquidity for capital requirements not satisfied by cash flows from operations. If the corporation is not able to access capital at competitive rates, its ability to implement its business plans may be adversely affected.

●
Disruptions, uncertainty or volatility in the financial markets can also adversely impact the corporation’s results of operations, the ability of its customers to finance purchases of goods and services, and its financial condition, as well as exert downward pressure on stock prices and/or limit its ability to sustain its current common stock dividend level.

●
The corporation made a $10.0 million discretionary contribution to its defined benefit pension plan in January 2013. The corporation could be required to contribute additional capital to the pension plan in the future if the market value of pension plan assets significantly declines, plan assets do not earn in line with the corporation’s long-term rate of return assumptions or relief under the Pension Protection Act is no longer granted.

●	Any significant impairment of the corporation’s goodwill would cause a decrease in its asset values and a reduction in its net operating income.

●
A sustained decline in the corporation’s common stock price below book value or declines in projected operating cash flows at any of its operating companies may result in goodwill impairments that could adversely affect its results of operations and financial position, as well as financing agreement covenants.

●
The corporation currently has $7.3 million of goodwill and a $1.1 million indefinite-lived trade name recorded on its consolidated balance sheet related to the acquisition of Foley Company in 2003. Foley Company generated a large operating loss in 2012 due to significant cost overruns on certain construction projects. If operating margins do not meet the corporation’s projections, the reductions in anticipated cash flows from Foley Company may indicate that its fair value is less than its book value, resulting in an impairment of some or all of the goodwill and indefinite-lived trade name associated with Foley along with a corresponding charge against earnings.

●
The inability of the corporation’s subsidiaries to provide sufficient earnings and cash flows to allow the corporation to meet its financial obligations and debt covenants and pay dividends to its shareholders could have an adverse effect on the corporation.

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●	Economic conditions could negatively impact the corporation’s businesses.

●	If the corporation is unable to achieve the organic growth it expects, its financial performance may be adversely affected.

●	The corporation’s plans to grow and realign its business mix through capital projects, acquisitions and dispositions may not be successful, which could result in poor financial performance.

●
The corporation may, from time to time, sell assets to provide capital to fund investments in its electric utility business or for other corporate purposes, which could result in the recognition of a loss on the sale of any assets sold and other potential liabilities. The sale of any of the corporation’s businesses could expose the corporation to additional risks associated with indemnification obligations under the applicable sales agreements and any related disputes.

●	The corporation’s plans to grow and operate its manufacturing and infrastructure businesses could be limited by state law.

●	Significant warranty claims and remediation costs in excess of amounts normally reserved for such items could adversely affect the corporation’s results of operations and financial condition.

●	The corporation is subject to risks associated with energy markets.

●	The corporation is subject to risks and uncertainties related to the timing and recovery of deferred tax assets which could have a negative impact on the corporation’s net income in future periods.

●
The corporation relies on its information systems to conduct its business, and failure to protect these systems against security breaches could adversely affect its business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, the corporation’s business could be harmed.

●
The corporation may experience fluctuations in revenues and expenses related to its electric operations, which may cause its financial results to fluctuate and could impair its ability to make distributions to its shareholders or scheduled payments on its debt obligations, or to meet covenants under its borrowing agreements.

●	Actions by the regulators of the corporation’s electric operations could result in rate reductions, lower revenues and earnings or delays in recovering capital expenditures.

●
Otter Tail Power Company’s electric generating facilities are subject to operational risks that could result in unscheduled plant outages, unanticipated operation and maintenance expenses and increased power purchase costs.

●
Changes to regulation of generating plant emissions, including but not limited to carbon dioxide (CO2) emissions, could affect Otter Tail Power Company’s operating costs and the costs of supplying electricity to its customers.

●	Competition from foreign and domestic manufacturers, the price and availability of raw materials and general economic conditions could affect the revenues and earnings of our manufacturing businesses.

●
A significant failure or an inability to properly bid or perform on projects or contracts by the corporation’s construction businesses could lead to adverse financial results and could lead to the possibility of delay or liquidated damages.

●
The corporation’s construction subsidiaries enter into contracts which could expose them to unforeseen costs and costs not within their control, which may not be recoverable and could adversely affect the corporation’s results of operations and financial condition.

●
The corporation’s Plastics segment is highly dependent on a limited number of vendors for PVC resin, many of which are located in the Gulf Coast regions, and a limited supply of resin. The loss of a key vendor, or an interruption or delay in the supply of PVC resin, could result in reduced sales or increased costs for this segment.

●
The corporation’s plastic pipe companies compete against a large number of other manufacturers of PVC pipe and manufacturers of alternative products. Customers may not distinguish the pipe companies’ products from those of its competitors.

●	Reductions in PVC resin prices can negatively impact PVC pipe prices, profit margins on PVC pipe sales and the value of PVC pipe held in inventory.

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For a further discussion of other risk factors and cautionary statements, refer to reports the corporation files with the Securities and Exchange Commission.

About The Corporation: Otter Tail Corporation has interests in diversified operations that include an electric utility, manufacturing, and infrastructure businesses. Otter Tail Corporation stock trades on the NASDAQ Global Select Market under the symbol OTTR. The latest investor and corporate information is available at www.ottertail.com. Corporate offices are located in Fergus Falls, Minnesota, and Fargo, North Dakota.

See Otter Tail Corporation’s results of operations for the three and nine months ended September 30, 2013 and 2012 in the following financial statements: Consolidated Statements of Income, Consolidated Balance Sheets – Assets, Consolidated Balance Sheets – Liabilities and Equity, and Consolidated Statements of Cash Flows.

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Otter Tail Corporation
Consolidated Statements of Income
In thousands, except share and per share amounts
(not audited)

	Quarter Ended September 30,		Year-to-Date September 30,
	2013	2012	2013	2012
Operating Revenues by Segment
Electric	$86,283	$88,564	$270,155	$257,530
Manufacturing	49,323	46,618	152,282	159,091
Construction	47,509	37,931	108,928	111,482
Plastics	46,659	42,217	128,820	118,582
Corporate Revenue and Intersegment Eliminations	(6)	(14)	(74)	(78)
Total Operating Revenues	229,768	215,316	660,111	646,607
Operating Expenses
Fuel and Purchased Power	27,476	28,760	88,916	83,125
Nonelectric Cost of Goods Sold (depreciation included below)	115,475	103,152	311,474	321,874
Electric Operating and Maintenance Expense	33,789	31,550	107,966	99,257
Nonelectric Operating and Maintenance Expense	12,857	12,424	38,811	39,305
Asset Impairment Charge - Electric	--	--	--	432
Depreciation and Amortization	15,039	15,057	44,794	44,740
Total Operating Expenses	204,636	190,943	591,961	588,733
Operating Income (Loss) by Segment
Electric	14,231	17,750	41,183	43,365
Manufacturing	4,908	4,072	15,489	15,791
Construction	3,104	(1,908)	1,554	(11,256)
Plastics	5,906	7,078	19,431	19,950
Corporate	(3,017)	(2,619)	(9,507)	(9,976)
Total Operating Income	25,132	24,373	68,150	57,874
Interest Charges	6,574	7,904	20,431	24,970
Loss on Early Retirement of Debt	--	13,106	--	13,106
Other Income	1,401	653	2,958	2,279
Income Tax Expense (Benefit) – Continuing Operations	5,133	(785)	13,113	200
Net Income (Loss) by Segment – Continuing Operations
Electric	8,787	10,206	24,301	26,413
Manufacturing	2,970	1,914	8,333	7,880
Construction	1,784	(1,325)	716	(7,252)
Plastics	3,403	3,309	11,215	10,629
Corporate	(2,118)	(9,303)	(7,001)	(15,793)
Net Income from Continuing Operations	14,826	4,801	37,564	21,877
Discontinued Operations
Income (Loss) - net of Income Tax Expense (Benefit) of $39, ($75), ($35) and $3,431 for the respective periods	312	(2,928)	428	886
Impairment Loss - net of Income Tax (Benefit) of $0, $0, $0 and ($18,114) for the respective periods	--	--	--	(27,459)
Gain (Loss) on Disposition - net of Income Tax Expense (Benefit) of $0, $0, $6, and ($169) for the respective periods	--	--	210	(3,544)
Net Income (Loss) from Discontinued Operations	312	(2,928)	638	(30,117)
Net Income (Loss)	15,138	1,873	38,202	(8,240)
Preferred Dividend Requirement and Other Adjustments	--	183	513	551
Balance for Common	$15,138	$1,690	$37,689	$(8,791)
Average Number of Common Shares Outstanding
Basic	36,179,507	36,061,002	36,141,664	36,043,276
Diluted	36,381,900	36,252,765	36,344,063	36,235,039

Basic Earnings (Loss) Per Common Share:
Continuing Operations (net of preferred dividend requirement and other adjustments)	$0.41	$0.13	$1.02	$0.59
Discontinued Operations	0.01	(0.08)	0.02	(0.83)
	$0.42	$0.05	$1.04	$(0.24)
Diluted Earnings (Loss) Per Common Share:
Continuing Operations (net of preferred dividend requirement and other adjustments)	$0.41	$0.13	$1.02	$0.59
Discontinued Operations	0.01	(0.08)	0.02	(0.83)
	$0.42	$0.05	$1.04	$(0.24)

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Otter Tail Corporation
Consolidated Balance Sheets
ASSETS
in thousands
(not audited)

	September 30,	December 31,
	2013	2012

Current Assets
Cash and Cash Equivalents	$59,117	$52,362
Accounts Receivable:
Trade—Net	98,164	91,170
Other	15,215	7,684
Inventories	72,658	69,336
Deferred Income Taxes	19,696	30,964
Unbilled Revenues	12,304	15,701
Costs and Estimated Earnings in Excess of Billings	4,858	3,663
Regulatory Assets	17,754	25,499
Other	10,167	8,161
Assets of Discontinued Operations	432	19,092
Total Current Assets	310,365	323,632

Investments	9,325	9,471
Other Assets	27,696	26,222
Goodwill	38,971	38,971
Other Intangibles—Net	13,572	14,305

Deferred Debits
Unamortized Debt Expense	4,341	5,529
Regulatory Assets	131,921	134,755
Total Deferred Debits	136,262	140,284

Plant
Electric Plant in Service	1,438,543	1,423,303
Nonelectric Operations	194,636	186,094
Construction Work in Progress	159,202	77,890
Total Gross Plant	1,792,381	1,687,287
Less Accumulated Depreciation and Amortization	670,298	637,835
Net Plant	1,122,083	1,049,452
Total	$1,658,274	$1,602,337

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Otter Tail Corporation
Consolidated Balance Sheets
LIABILITIES AND EQUITY
in thousands
(not audited)
	September 30,	December 31,
	2013	2012

Current Liabilities
Short-Term Debt	$40,335	$--
Current Maturities of Long-Term Debt	185	176
Accounts Payable	109,604	88,406
Accrued Salaries and Wages	18,122	20,571
Billings In Excess Of Costs and Estimated Earnings	16,202	16,204
Accrued Taxes	10,609	12,047
Derivative Liabilities	12,707	18,234
Other Accrued Liabilities	7,734	6,334
Liabilities of Discontinued Operations	4,080	11,156
Total Current Liabilities	219,578	173,128

Pensions Benefit Liability	109,139	116,541
Other Postretirement Benefits Liability	59,477	58,883
Other Noncurrent Liabilities	25,746	22,244

Deferred Credits
Deferred Income Taxes	177,248	171,787
Deferred Tax Credits	28,791	31,299
Regulatory Liabilities	70,446	68,835
Other	643	466
Total Deferred Credits	277,128	272,387

Capitalization
Long-Term Debt, Net of Current Maturities	437,306	421,680

Cumulative Preferred Shares	--	15,500

Cumulative Preference Shares	--	--

Common Equity
Common Shares, Par Value $5 Per Share	181,347	180,842
Premium on Common Shares	255,167	253,296
Retained Earnings	97,569	92,221
Accumulated Other Comprehensive Loss	(4,183)	(4,385)
Total Common Equity	529,900	521,974
Total Capitalization	967,206	959,154
Total	$1,658,274	$1,602,337

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Otter Tail Corporation
Consolidated Statements of Cash Flows
In thousands
(not audited)

	For the Nine Months Ended September 30,
In thousands	2013	2012
Cash Flows from Operating Activities
Net Income (Loss)	$38,202	$(8,240)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net (Gain) Loss from Sale of Discontinued Operations	(210)	3,544
Net (Income) Loss from Discontinued Operations	(428)	26,573
Depreciation and Amortization	44,794	44,740
Asset Impairment Charge	--	432
Premium Paid for Early Retirement of Long-Term Debt	--	12,500
Deferred Tax Credits	(1,422)	(1,568)
Deferred Income Taxes	15,215	8,320
Change in Deferred Debits and Other Assets	9,817	16,493
Discretionary Contribution to Pension Plan	(10,000)	(10,000)
Change in Noncurrent Liabilities and Deferred Credits	7,318	8,029
Allowance for Equity-Other Funds Used During Construction	(1,462)	(518)
Change in Derivatives Net of Regulatory Deferral	120	752
Stock Compensation Expense – Equity Awards	1,116	930
Other—Net	813	4,257
Cash (Used for) Provided by Current Assets and Current Liabilities:
Change in Receivables	(9,775)	(16,536)
Change in Inventories	(3,323)	864
Change in Other Current Assets	(252)	6,268
Change in Payables and Other Current Liabilities	4,170	15,021
Change in Interest and Income Taxes Receivable/Payable	1,156	(11,203)
Net Cash Provided by Continuing Operations	95,849	100,658
Net Cash (Used in) Provided by Discontinued Operations	(2,499)	48,724
Net Cash Provided by Operating Activities	93,350	149,382
Cash Flows from Investing Activities
Capital Expenditures	(109,690)	(93,653)
Proceeds from Disposal of Noncurrent Assets	2,615	2,380
Net Increase in Other Investments	(680)	(1,393)
Net Cash Used in Investing Activities - Continuing Operations	(107,755)	(92,666)
Net Proceeds from Sale of Discontinued Operations	12,842	24,278
Net Cash Provided by (Used in) Investing Activities - Discontinued Operations	505	(11,494)
Net Cash Used in Investing Activities	(94,408)	(79,882)
Cash Flows from Financing Activities
Change in Checks Written in Excess of Cash	--	3,535
Net Short-Term Borrowings	40,335	12,417
Proceeds from Issuance of Common Stock	1,496	--
Common Stock Issuance Expenses	--	(181)
Payments for Retirement of Capital Stock	(15,723)	(110)
Proceeds from Issuance of Long-Term Debt	40,900	--
Short-Term and Long-Term Debt Issuance Expenses	(126)	(14)
Payments for Retirement of Long-Term Debt	(25,266)	(50,183)
Premium Paid for Early Retirement of Long-Term Debt	--	(12,500)
Dividends Paid and Other Distributions	(33,027)	(33,033)
Net Cash Provided by (Used in) Financing Activities - Continuing Operations	8,589	(80,069)
Net Cash Used in Financing Activities - Discontinued Operations	--	(3,410)
Net Cash Provided by (Used in) Financing Activities	8,589	(83,479)
Net Change in Cash and Cash Equivalents – Discontinued Operations	(776)	(2,015)
Net Change in Cash and Cash Equivalents	6,755	(15,994)
Cash and Cash Equivalents at Beginning of Period	52,362	15,994
Cash and Cash Equivalents at End of Period	$59,117	$--

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